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                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated February 23,1996 relating to the financial statements of Mannesmann Mobilfunk GmbH, appearing in AirTouch Communications, Inc.'s Annual Report on Form 10-K/A No. 1, for the year ended December 31, 1995.


Dusseldorf, Germany
December 12, 1996

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Sheffler Wirtschaftsprufer                      /s/ Haas Wirtschaftsprufer
------------------------------                      ----------------------------
Sheffler Wirtschaftsprufer                          Haas Wirtschaftsprufer


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